Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-84738 on Form S-3 and in Registration Statement Nos. 333-148528, 333-138066, 333-128858, 333-120607, 333-11005, 333-109302, 333-100456, 333-75608, 333-72568, 333-72574, 3333-56480, 333-47126, 333-40910 and 333-34370 on Form S-8 of our reports dated July 22, 2008, relating to the consolidated financial statements and financial statement schedule of Palm, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109 and adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended May 31, 2008.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

July 22, 2008